G&K SERVICES, INC. 5995 Opus Parkway Minnetonka, Minnesota 55343

Notice of Annual Meeting of Shareholders November 10, 2005

To the Shareholders of G&K Services, Inc.:
Please take notice that the Annual Meeting of Shareholders of G&K Services, Inc. (the “Company”) will be held, pursuant to due call by the Board of Directors of the Company, at the Marquette Hotel, 710 Marquette Avenue, Universe Meeting Room, 50th Floor IDS Building, Minneapolis, Minnesota, on Thursday, November 10, 2005, at 10:00 a.m. Central Standard Time, or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.	To elect three “Class I” directors to serve for terms of three years;

2.

To adopt the Amended and Restated 1996 Directors’ Stock Incentive Plan which amends the existing 1996 Director Stock Option Plan to provide for annual grants to non-employee directors of non-qualified stock options to purchase shares of the Company’s Class A Common Stock and grants of such shares;

3.	To ratify the appointment of Ernst & Young LLP, Independent Registered Public Accounting Firm, as independent auditors of the Company for fiscal 2006; and

4.	To transact any other business as may properly come before the meeting or any adjournments thereof.

Pursuant to action of the Board of Directors, shareholders of record on September 13, 2005 will be entitled to vote at the meeting or any adjournments thereof.

A proxy for the meeting is enclosed. You are requested to fill in and sign the proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope.

By Order of the Board of Directors G&K Services, Inc.

David F. Fisher Vice President, General Counsel and Corporate Secretary

October 12, 2005

Proxy Statement of G&K Services, Inc.

Annual Meeting of Shareholders to be Held November 10, 2005

Voting by Proxy and Revocation of Proxies

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of G&K Services, Inc. (periodically referred to in this proxy statement as the “Company”) to be used at the annual meeting of our shareholders to be held Thursday, November 10, 2005 at 10:00 a.m. Central Standard Time, at the Marquette Hotel, 710 Marquette Avenue, Universe Meeting Room, 50th Floor IDS Building, Minneapolis, Minnesota, or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.	To elect three “Class I” directors to serve for terms of three years;

2.

To adopt the Amended and Restated 1996 Directors’ Stock Incentive Plan which amends the existing 1996 Director Stock Option Plan to provide for annual grants to non-employee directors of non-qualified stock options to purchase shares of the Company’s Class A Common Stock and grants of such shares;

3.	To ratify the appointment of Ernst & Young LLP, Independent Registered Public Accounting Firm, as independent auditors of the Company for fiscal 2006; and

4.	To transact any other business as may properly come before the meeting or any adjournments thereof.

The approximate date on which this proxy statement and the accompanying proxy were first sent or given to shareholders was October 12, 2005.

Each shareholder who signs and returns a proxy in the form enclosed with this proxy statement may revoke the same at any time prior to its use and prior to the annual meeting by giving notice of such revocation to the Company in writing, in open meeting or by executing and delivering a new proxy to the Corporate Secretary. Unless so revoked, the shares represented by each proxy will be voted at the annual meeting and at any adjournments of the annual meeting. Mere presence at the annual meeting by a shareholder who has signed a proxy does not, alone, revoke that proxy; revocation would have to be announced by the shareholder at the time of the meeting. All shares which are entitled to vote and are represented at the annual meeting by properly executed proxies received prior to or at the annual meeting, and not revoked, will be voted at the annual meeting and any adjournments of the annual meeting.

Voting Procedures

The Company has two classes of voting securities outstanding: Class A Common Stock, $0.50 par value per share, and Class B Common Stock, $0.50 par value per share, of which 19,854,813 shares of Class A Common Stock and 1,275,829 shares of Class B Common Stock, respectively, were outstanding as of the close of business on September 13, 2005, the “Record Date” for the annual meeting. Each share of Class A Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to 10 votes, on each matter put to a vote of shareholders. Our Class A and Class B Common Stock are collectively referred to in this proxy statement as the “Common Stock.” Only shareholders of record at the close of business on the Record Date for the annual meeting will be entitled to vote at the annual meeting or any adjournments of the annual meeting. A quorum, consisting of a majority of the voting power of the holders of the outstanding shares of Common Stock entitled to vote at the annual meeting, must be present, either in person or represented by proxy, for each matter presented at the annual meeting before action may be taken on that matter.

All shares represented by proxies will be voted for the election of the director nominees named in this proxy statement, for ratification of Ernst & Young LLP’s appointment as our independent accountant for fiscal 2006 and for the adoption of the Amended and Restated 1996 Directors’ Stock Incentive Plan, unless a contrary choice is specified. If any director nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for that director nominee may be voted for a substitute director nominee selected by the Company’s Board of Directors.

Adoption of each proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock present and entitled to vote at the annual meeting.

A shareholder who abstains with respect to any proposal is considered to be present and entitled to vote on that proposal, and is in effect casting a negative vote. A shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on any proposal shall not be considered present and entitled to vote on that proposal.

The Board of Directors unanimously recommends that you vote “FOR” the election of each director nominee named in this proxy statement, “FOR” the adoption of the Amended and Restated 1996 Directors’ Stock Incentive Plan and “FOR” the ratification of Ernst & Young LLP’s appointment as the Company’s independent accountant for fiscal 2006.

P R O P O S A L  N U M B E R   1:

Election of Class I Directors

Pursuant to the Company’s articles of incorporation, the management and business affairs of the Company are vested in a Board of Directors to be comprised of not less than three and not more than 12 directors and the bylaws of the Company state that the number of directors shall be established by resolution of the Board of Directors. Presently, the Board of Directors consists of 10 directors. Pursuant to the Company’s articles of incorporation, these 10 directors are divided into three classes, designated as Class I, Class II and Class III, respectively, and are elected to serve for staggered three-year terms of office that expire in successive years. The current terms of office for the directors in Class I, Class II and Class III expire, respectively, at the 2005, 2006 and 2007 annual shareholders’ meetings.

Messrs. Michael G. Allen, J. Patrick Doyle and M. Lenny Pippin, each of whom currently serves as a Class I director, have been nominated by the Board of Directors to serve as our Class I directors for a three-year term commencing immediately following the annual meeting and expiring at our 2008 annual shareholders’ meeting, or until his successor is elected and qualified. If elected, each nominee has consented to serve as a Class I director. Mr. Richard Fink, who also currently serves as one of our Class I directors, has chosen not to stand for re-election at the annual meeting. Mr. Ernest J. Mrozek was elected as a director by the Company’s Board of Directors pursuant to the bylaws of the Company on February 21, 2005, to fill a vacant position as a Class III director with a term ending in 2007.

Set forth below is information regarding the three individuals nominated for election to the Board of Directors of the Company as Class I directors, which includes information furnished by them as to their principal occupations for the last five years, certain other directorships held by them, and their ages as of the date of this Proxy Statement.

Name (and Age) of Director/ Nominee	Principal Occupation, Past Five Years Business Experience and Directorships in Public Companies	Director Since

Class I Nominees:
J. Patrick Doyle (42)

Mr. Doyle was elected to the Company’s Board of Directors on August 24, 2005. Mr. Doyle currently serves as Executive Vice President of U.S. Store Operations for Domino’s Pizza, Inc., a position he has held since October 2004. Mr. Doyle served as Domino’s Executive Vice President of International Operations from May 1999 to October 2004, as Domino’s interim Executive Vice President, Build the Brand, from December 2000 to July 2001 and as Domino’s Senior Vice President of Marketing from the time he joined Domino’s in 1997 until May 1999. Prior to joining Domino’s, Mr. Doyle served as Vice President and General Manager for the U.S. baby food business of Gerber Products Company.

		2005

Michael G. Allen (67)	Mr. Allen is a director of the Company, and serves as a member of the Company’s Audit Committee. Mr. Allen founded The Michael Allen Company, a Connecticut-based strategy development company, and has served as that company’s Founder and Chair since its inception in 1979. From 1974 to 1979, Mr. Allen served as Vice President of Corporate Strategy for General Electric.	2001

M. Lenny Pippin (58)

Mr. Pippin is the Presiding Director of the Company, and serves as a member of the Company’s Compensation Committee and chairs its Corporate Governance Committee. Mr. Pippin has served as President and Chief Executive Officer of The Schwan Food Company, a branded frozen-food company, since November 1999. Prior to joining Schwan’s, Mr. Pippin served as President and Chief Executive Officer of Lykes Brothers, Inc., a privately held corporation with operating divisions in the food, agriculture, transportation, energy and insurance industries. He serves as a director and member of the Audit Committee of American Tire Distributors, Inc, a nationwide supplier of aftermarket wheels, accessories and automotive service equipment to tire dealers, service repair shops, and automotive performance shops.

		2001

Directors and Executive Officers of the Company

Name	Age	Title	Since	Director Term Expires

Richard M. Fink*	75	Chair and Director (Class I)	1968	2005
Richard L. Marcantonio	55	Chief Executive Officer, President and Director (Class II)	2002	2006
Jeffrey L. Wright	43	Senior Vice President and Chief Financial Officer	1999	–
David F. Fisher	55	Vice President, General Counsel, and Corporate Secretary	2004	–
Robert G. Wood	57	President, G&K Services Canada, Inc.	1998	–
Michael F. Woodard	48	Vice President and Controller	1996	–
Michael G. Allen	67	Director (Class I)	2001	2005
Paul Baszucki	65	Director (Class II)	1994	2006
John S. Bronson	57	Director (Class III)	2004	2007
J. Patrick Doyle	42	Director (Class I)	2005	2005
Wayne M. Fortun	56	Director (Class III)	1994	2007
Ernest J. Mrozek	52	Director (Class III)	2005	2007
M. Lenny Pippin	58	Presiding Director (Class I)	2001	2005
Alice M. Richter	52	Director (Class II)	2003	2006

* Mr. Fink has chosen not to stand for re-election at the annual meeting and has announced that he will retire as Chair at the conclusion of the annual meeting. Richard L. Marcantonio has been appointed to replace Mr. Fink as Chair effective upon Mr. Fink’s retirement.

Richard M. Fink – Mr. Fink has been a director of the Company since 1968 and currently serves as Chair of the Company’s Board of Directors. Mr. Fink also served as President of the Company from 1970 to 1993, Chief Executive Officer of the Company from 1993 until January 1997 and as Chair of the Board of Directors from 1981 to the present. Mr. Fink has chosen not to stand for re-election at the annual meeting and has announced that he will retire as Chair at the conclusion of the annual meeting.

Richard L. Marcantonio – Mr. Marcantonio has served as a director of the Company since November 6, 2003 and as President and Chief Executive Officer since January 1, 2004, prior to which he was President and Chief Operating Officer of the Company since July 2002. Mr. Marcantonio has been appointed to replace Mr. Fink as Chair of the Company effective upon Mr. Fink’s retirement from that position upon conclusion of the annual meeting. Prior to joining the Company, Mr. Marcantonio served as President of the industrial and service sectors at Ecolab, Inc., a leading global developer and marketer of cleaning and maintenance products, from March 2002 until July 2002. Mr. Marcantonio served as Senior and/or Executive Vice President of Ecolab’s industrial group from March 1997 until December 2000, and served as Executive Vice President of Ecolab’s industrial and service sectors from January 2001 until March 2002. Prior to his employment at Ecolab, Mr. Marcantonio served in senior management, sales and marketing positions at Keebler Company, a subsidiary of United Biscuits (Holdings) plc. He also served as President and Chief Executive Officer of Specialty Brands, another subsidiary of United Biscuits (Holdings) plc. Mr. Marcantonio serves as a director and member of the Audit Committee of the H.B. Fuller Company, a worldwide manufacturer of adhesives, sealants, coatings, paints and other specialty chemicals.

Jeffrey L. Wright – Mr. Wright has served as the Company’s Senior Vice President since January 2004 and Chief Financial Officer since 1999. He was the Company’s Secretary from February 1999 until May 2004, and served as the Company’s Treasurer from February 1999 until November 2001. Mr. Wright was with BMC Industries, Inc. from 1996 until the time he joined the Company, serving as Controller from 1996 to 1998 and Treasurer from 1998 to 1999. From 1993 to 1996, Mr. Wright was Treasurer for Employee Benefit Plans, Inc. From 1984 to 1993, Mr. Wright was employed with Arthur Andersen & Co.

David F. Fisher – Mr. Fisher has served as the Company’s Vice President, General Counsel and Corporate Secretary since May 2004. Prior to joining G&K, Mr. Fisher served as President and Chief Executive Officer from April 2003 until August 2004 of Internet Destination Sales System, LLC, a privately held software service provider, and from March 1999 until January 2003 was the Commissioner of Administration for the State of Minnesota, prior to which he served as Vice President, General Counsel and Corporate Secretary for ADC Telecommunications, Inc., a manufacturer and distributor of communications equipment, from July 1994 until March 1999 and as Vice President and Associate General Counsel of The Pillsbury Company, a food producer and distributor, from August 1980 until July 1994.

Robert G. Wood – Mr. Wood has served as President of G&K Services Canada, Inc. and affiliated entities since 1998 and as Regional Vice President since 1997. Mr. Wood joined the Company in 1995 as a General Manager and served as an Executive Vice President of the Company from May 2000 until July 2002. Prior to joining the Company, he was Vice President of Marketing and Director of Sales with Livingston International, Inc., where he spent 23 years in a variety of operating, sales, service and marketing positions.

Michael F. Woodard – Mr. Woodard has served as the Company’s Controller since he joined the Company in September 1996, and was named Vice President and Controller of the Company in August, 2004.

Michael G. Allen – See information under “Election of Class I Directors” above.

Paul Baszucki – Mr. Baszucki is a director of the Company, and serves as a member of the Company’s Audit Committee and as a member of the Corporate Governance Committee. Mr. Baszucki served as a director and Chair of the Board of Directors of Norstan, Inc., a communications solutions and services company that delivered voice and data technologies and services, and remanufactured equipment to corporate end-users and public sector companies, from May, 1997 until December 2004, and as its Chief Executive Officer from 1986 until May 1997, and again from December 1999 to October 2000. Mr. Baszucki also serves as a director and member of the Audit Committee of WSI Industries, Inc., a precision contract machining company primarily servicing the aerospace/avionics industry and recreational vehicles markets. Mr. Baszucki has been a director of WSI Industries since 1988.

John S. Bronson – Mr. Bronson is a director of the Company and serves on its Compensation Committee. Mr. Bronson was Senior Vice President, Human Resources from 1999 to 2003 for Williams-Sonoma, Inc., a specialty retailer of home furnishings. Prior to Williams-Sonoma, Inc., Mr. Bronson held several senior human resource-related management positions with PEPSICO, from 1979 to 1999, most recently Executive Vice President, Human Resources Worldwide for Pepsi-Cola Worldwide.

J. Patrick Doyle – See information under “Election of Class I Directors” above.

Wayne M. Fortun – Mr. Fortun is a director of the Company, and serves as Chair of the Company’s Compensation Committee. Mr. Fortun has served as President and Chief Operating Officer of Hutchinson Technology, Inc., a world leader in precision manufacturing of suspension assemblies for disk drives, since 1983, and has served as Chief Executive Officer of that company since May 1996. Mr. Fortun also serves as a director of C.H. Robinson Worldwide, Inc., a global provider of multimodal transportation services and logistics solutions.

Ernest J. Mrozek – Mr. Mrozek is a director of the Company and serves as a member of the Company’s Audit Committee. Mr. Mrozek has served as President and Chief Financial Officer of The ServiceMaster Company, a residential and commercial service company, since January 2004. He joined ServiceMaster in 1987 and has held senior positions in general management, operations and finance. Prior to joining ServiceMaster, Mr. Mrozek spent 11 years with Arthur Andersen & Co.

M. Lenny Pippin – See information under “Election of Class I Directors” above.

Alice M. Richter – Ms. Richter is a director of the Company, and serves as Chair of the Company’s Audit Committee and as an Audit Committee financial expert. Ms Richter has been retired since June 2001. Prior to her retirement, Ms. Richter was a certified public accountant with KPMG LLP for 26 years. Ms. Richter joined KPMG’s Minneapolis office in 1975 and was admitted to the KPMG partnership in 1987. During her tenure at KPMG, she served as the National Industry Director of KPMG’s U.S. Food and Beverage practice and has also served as a member of the Board of Trustees of the KPMG Foundation from 1991 to 2001.

Executive Compensation

The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by (i) our Chief Executive Officer; (ii) the four other most highly compensated executive officers of the Company who served as executive officers at the end of fiscal 2005 (the “Named Executive Officers”); and (iii) any person who would have otherwise been reported as an executive officer of the Company but was no longer serving as an executive officer at the end of the last completed fiscal year.

Summary Compensation Table

		Annual Compensation					Long-Term Compensation – Awards

Name and Principal Position	Fiscal Year	Salary ($)	(1)	Bonus ($)	Other Annual Compensation ($)	(2)	Restricted Stock Awards ($)	(3)	Securities Underlying Options	All Other Compensation ($)	(4)

Richard M. Fink	2005	350,000		193,670	28,611		–		–	25,697
Chair of the Board	2004	356,731		66,724	35,871		–		11,058	24,477
	2003	373,313		6,132	9,887		–		12,300	27,173
Richard L. Marcantonio	2005	591,327		961,548	144,521		177,681		14,640	42,172
President and Chief	2004	535,579		158,106	176,706		–		17,220	36,301
Executive Officer	2003	469,231		150,000	21,828		638,250		110,000	14,453
Jeffrey L. Wright	2005	273,183		310,609	39,376		71,000		5,700	20,221
Senior Vice President and	2004	271,472		71,094	57,183		–		10,002	19,292
Chief Financial Officer	2003	252,542		20,000	25,701		–		10,000	18,438
Robert G. Wood	2005	342,265		183,078	42,030		–		7,300	5,291
President – G&K Services	2004	324,293		2,124	47,859		–		6,000	4,929
Canada, Inc.	2003	283,405		7,581	40,691		–		6,000	3,260
David F. Fisher	2005	209,231		194,111	7,000		–		–	6,273
Vice President,	2004	33,080		8,000	1,125		–		5,000	–
General Counsel and
Corporate Secretary
Jeffery R. Kiesel (5)	2005	246,071		–	22,506		43,962		4,000	88,909	(6)
Former Sr. Vice President	2004	284,423		107,500	3,077		153,400		15,000	902
Field Operations

(1)	Includes cash compensation deferred at the election of the executive officer under the terms of the Company’s 401(k) Savings Incentive Plan and the Executive Deferred Compensation Plan.

(2)	Includes compensation relating to reimbursement for the payment of taxes resulting from the vesting of restricted stock awards, personal use of company car and country club dues.

(3)

Amounts shown in this column reflect the dollar value (net of any consideration paid by the named executive officer) of awards of restricted Class A Common stock shares as of the date such awards were granted, calculated by multiplying (i) the difference between (A) the closing market price of unrestricted Class A Common Stock of the registrant on the Nasdaq National Market on the date of grant, and (B) the consideration paid by the Named Executive Officer, by (ii) the number of shares awarded. As of July 2, 2005, the Named Executive Officers held the following as a result of grants under the 1989 Stock Option and Compensation Plan and/or the 1998 Stock Option and Compensation Plan: Mr. Fink held 2,400 restricted shares with a total market value (net of any consideration paid by Mr. Fink) of $90,408; Mr. Marcantonio held 13,880 restricted shares with a total market value (net of any consideration paid by Mr. Marcantonio) of $525,300; Mr. Wright held 6,262 restricted shares at a market value (net of any consideration paid by Mr. Wright) of $236,865; Mr. Wood held 4,990 restricted shares with a total market value (net of any consideration paid by Mr. Wood) of $187,973; and Mr. Kiesel held no restricted shares. Restricted stock awards vest in equal annual installments over five to seven years beginning on the first anniversary of the date of grant. Regular dividends are paid on the restricted shares. The Company has agreed to make certain payments to the recipients of restricted stock to cover the taxes payable by the recipients upon the vesting of the shares. See footnote 2 above.

(4)

Represents matching contributions by the Company under the Company’s 401(k) Savings Incentive Plan and the Executive Deferred Compensation Plan and payment by the Company of term life and long-term disability insurance premiums.

(5)	Mr. Kiesel was an executive officer of the Company, serving as senior vice president of field operations, until the effective date of his resignation on April 17, 2005.

(6)	Includes severance payments for the period following his resignation through the end of fiscal 2005.

Option Grants In Last Fiscal Year
The following table sets forth the number of individual grants of Class A share stock options made during fiscal year 2005 to the Named Executive Officers:

	Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term

Name	Number of Shares Underlying Options Granted		Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	(1)	Expiration Date	5% ($)	(3)	10% ($)	(3)

Richard M. Fink	0		0	–		–	$0		$0
Richard L. Marcantonio	14,640	(2)	6.1	$36.41		8/31/14	$335,228		$849,532
Jeffrey L. Wright	5,700	(2)	2.4	$36.41		8/31/14	$130,519		$330,761
Robert G. Wood	7,300	(2)	3.0	$36.41		8/31/14	$167,156		$423,606
David F. Fisher	0		0	–		–	$0		$0
Jeffrey R. Kiesel	4,000	(2)(4)	1.7	$36.41		8/31/14	$91,592		$232,113

(1)	Amount represents the fair market value of the Company’s Common Stock on the date of grant.

(2)	Options were issued on August 31, 2004 and vest in equal annual installments over three years commencing on the first anniversary of the grant date.

(3)

The hypothetical potential appreciation shown in these columns for the Named Executive Officer is required by rules of the United States Securities Exchange Commission. These amounts represent neither the historical nor the anticipated future performance of the Company’s common stock price appreciation.

(4)	All such options were forfeited during fiscal 2005 as a result of the termination of Mr. Kiesel’s employment.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
The following table sets forth information as to the exercise of Class A share stock options, and the number and value of unexercised Class A share stock options, at fiscal year-end for each of the Named Executive Officers who owned such options during fiscal 2005:

Name	Number of Shares Acquired on Exercise	Value Realized($)	Number of Securities Underlying Unexercised Options at 7/2/05 Exercisable/ Unexercisable	Value of Unexercised in-the-Money Options at 7/2/05($) Exercisable/ Unexercisable

Richard M. Fink (1)	0	–	45,838 / 11,472	338,417 / 51,451
Richard L. Marcantonio (2)	0	–	79,074 / 62,786	505,347 / 326,651
Jeffrey L. Wright (3)	10,000	152,096	24,900 / 15,701	93,632 / 55,639
Robert G. Wood (4)	11,131	166,540	8,970 / 13,300	21,120 / 40,208
David F. Fisher (5)	0	–	1,666 / 3,334	4,165 / 8,335
Jeffrey R. Kiesel	5,000	35,160	0 / 0	0 / 0

(1)

Options held as of July 2, 2005 include (i) 3,850 options granted on September 1, 1998 at an exercise price of $46.00 per share; (ii) 4,259 options granted on September 1, 1999 at an exercise price of $41.56 per share; (iii) 12,500 options granted on May 25, 2000 at an exercise price of $25.00 per share; (iv) 6,456 options granted on September 1, 2000 at an exercise price of $28.50 per share; (v) 6,887 options granted September 1, 2001 at an exercise price of $27.95; (vi) 12,300 options granted on January 2, 2003 at an exercise price of $35.69 per share; and (vii) 11,058 options granted on August 25, 2003 at an exercise price of $32.57. The closing sale price of the Class A Common Stock on July 2, 2005 was $38.17.

(2)

Options held as of July 2, 2005 include (i) 100,000 options granted on July 15, 2002 at an exercise price of $31.32 per share; (ii) 10,000 options granted on January 2, 2003 at an exercise price of $35.69 per share; (iii) 17,220 options granted on August 25, 2003 at an exercise price of $32.57; and (iv) 14,640 options granted on August 31, 2004 at an exercise price of $36.41. The closing sale price of the Class A Common Stock on July 2, 2005 was $38.17.

(3)

Options held as of July 2, 2005 include (i) 7,500 options granted on February 1, 1999 at an exercise price of $53.34 per share; (ii) 1,540 options granted on September 1, 1999 at an exercise price of $41.56 per share; (iii) 2,639 options granted on September 1, 2000 at an exercise price of $28.50 per share; (iv) 3,220 options granted on September 1, 2001 at an exercise price of $27.95 per share; (v) 10,000 options granted on January 2, 2003 at an exercise price of $35.69 per share; (vi) 10,002 options granted on August 25, 2003 at an exercise price of $32.57; and (vii) 5,700 options granted on August 31, 2004 at an exercise price of $36.41. The closing sale price of the Class A Common Stock on July 2, 2005 was $38.17.

(4)

Options held as of July 2, 2005 include (i) 1,410 options granted on September 1, 1998 at an exercise price of $46.00 per share (ii) 1,560 options granted on September 1, 1999 at an exercise price of $41.56 per share; (iii) 6,000 options granted on January 2, 2003 at an exercise price of $35.69 per share; (iv) 6,000 options granted on August 25, 2003 at an exercise price of $32.57; and (v) 7,300 options granted on August 31, 2004 at an exercise price of $36.41. The closing sale price of the Class A Common Stock on July 2, 2005 was $38.17.

(5)	Options held as of July 2, 2005 include 5,000 options granted on May 19, 2004 at an exercise price of $35.67. The closing sale price of the Class A Common Stock on July 2, 2005 was $38.17.

Pension Plan Table

	Years of Service

Remuneration	15	20	25	30	35

$ 125,000	$31,250	$41,667	$52,083	$62,500	$62,500
150,000	37,500	50,000	62,500	75,000	75,000
175,000	43,750	58,333	72,917	87,500	87,500
200,000	50,000	66,667	83,333	100,000	100,000
225,000	56,250	75,000	93,750	112,500	112,500
250,000	62,500	83,333	104,167	125,000	125,000
300,000	75,000	100,000	125,000	150,000	150,000
350,000	87,500	116,667	145,833	175,000	175,000
400,000	100,000	133,333	166,667	200,000	200,000
450,000	112,500	150,000	187,500	225,000	225,000
500,000	125,000	166,667	208,333	250,000	250,000

The table above sets forth the estimated annual straight life annuity benefits payable upon an executive’s retirement at age 65 under both the Company’s Pension Plan and its Supplemental Executive Retirement Plan, for various compensation and years of service categories, without any reduction for Social Security benefits. These plans take into account the average annual salary and bonus shown in the Summary Compensation Table paid during the five consecutive calendar years in which such amounts were highest (within the past 10 years). The number of years of service credited for Messrs. Fink, Marcantonio, Wright, Fisher and Kiesel as of July 2, 2005 were 41 years, 4 years, 6 years, 1 year and 2 years, respectively. Because participation is limited to U.S. employees, Mr. Wood, who serves as President – G&K Services, Canada, Inc., is not eligible to participate in the Pension Plan and Supplemental Executive Retirement Plan.

Employment Agreements
The Company entered into Executive Employment Agreements for an indefinite term with each of Mr. Wright, effective January 1, 2001, with Mr. Marcantonio, effective as of July 15, 2002, with Robert Wood effective as of January 1, 2001, and with Mr. Fisher effective May 10, 2004 (each of these agreements hereinafter referred to as an “Agreement”). Under the Agreement with Mr. Marcantonio, he initially served as the Company’s President and Chief Operating Officer and currently serves as President and Chief Executive Officer. Each Agreement will terminate upon the death, disability or retirement of the executive who is a party to the Agreement and provides that employment may be terminated at any time by the Company or by the executive upon 30 days notice. If the Company terminates the Agreement without “Cause” or the executive terminates the Agreement for “Good Reason,” and the terminated executive executes a written release form, the executive is then entitled to receive the compensation and benefits provided under his Agreement for a period of 11 months, except that Mr. Marcantonio will be entitled to receive compensation and benefits for a period of 12 months. The Agreements provide for a limitation on any severance payment so as not to be considered an “Excess Parachute Payment” under section 280G of the Internal Revenue Code of 1986, as amended. Each Agreement also provides that if within one year of any “Change in Control” of the Company (as defined in each of the Agreements), either (1) the Company terminates the executive for any reason other than for Cause, or (2) the executive terminates his employment for “Good Reason”, then the executive is entitled to:

1.	continuation of compensation and benefits for 11 months following termination, except that Mr. Marcantonio will be entitled to continuation of compensation and benefits for 12 months;

2.	reimbursement of all reasonable outplacement expenses up to $12,000 for up to six months following termination; and

3.	in certain cases, an acceleration of incentives (the acceleration of incentives for Messrs. Marcantonio and Wright are contained in separate change of control agreements).

The Agreements define “Cause” as, among other things: (1) the failure or refusal to perform duties, (2) indictment or conviction of a felony, (3) drunkenness or abuse of drugs, (4) material dishonesty, or (5) gross negligence or willful misconduct. The Agreements define “Good Reason” as, among other things: (1) an adverse involuntary change in the executive’s status or position as an executive officer of the Company, (2) a material adverse change in the executive’s compensation, (3) the Company requiring the executive to be based anywhere other than where the executive’s office is located as of the day before a Change in Control, or (4) purported termination by the Company of this Agreement or the employment of the executive.

Each of Messrs. Marcantonio, Wright, Wood, and Fisher has agreed that for a period of 18 months following the termination of employment with the Company, he will not among other things, (1) compete against the Company within specified geographic areas, (2) obtain any ownership interest in any competitor or become employed by any competitor, (3) encourage any employees of the Company to cease employment with the Company, or to violate the terms of their employment contracts with the Company, or (4) attempt to take away any customers of the Company. Each has also agreed not to disclose any confidential Company information at any time before or after termination of his employment with the Company.

The Agreements define “Change in Control” as (1) any person or group gaining control of 30 percent or more of the voting shares of the Company, (2) a change in the majority of the Board of Directors in any two year period, or (3) the approval by the Company’s shareholders of an agreement to merge or consolidate with another company, or an agreement to sell or otherwise dispose of all or substantially all of the Company’s assets (including a plan of liquidation).

The Company entered into an Executive Employment Agreement with Mr. Kiesel on July 14, 2003, on substantially the same terms as the Agreements set forth above. In connection with Mr. Kiesel’s resignation from the Company, which was effective as of April 17, 2005, the Company entered into a severance agreement with Mr. Kiesel under which the Company agreed to continue to pay him his annualized base salary, less applicable deductions, for a period of 18 months following the effective date of his resignation. Such payments are made in accordance with the Company’s regular payroll practices. Under the severance agreement, Mr. Kiesel released the Company from any and all rights and claims he may have against the Company.

Director Compensation
During fiscal 2005, the Company paid each director who was not otherwise employed by the Company an annual fee of $21,000, along with a $2,000 fee for each meeting of the Board of Directors attended in person ($500 for those attended telephonically) and $1,000 for each committee meeting of the Board of Directors attended in person ($500 for those attended telephonically). The Company also paid a $3,000 retainer to the Chair of each committee of the Board of Directors.

In addition, directors who are not otherwise employed by the Company participate in the 1996 Director Stock Option Plan (the “1996 Plan”) which provides for an annual grant to non-employee directors of options to purchase 1,000 shares at an option exercise price equal to the average of the closing prices of the Company’s Class A Common Stock during the 10 business days preceding the date on which the option is granted. Each such option has a 10-year term and generally becomes exercisable on the first anniversary of the grant date. Members who were serving as directors upon the original adoption of the 1996 Plan received one-time grants of options to purchase 3,000 shares of Class A Common Stock upon such adoption and, thereafter, each new director has received a one-time grant of options to purchase 3,000 shares of Class A Common Stock upon his or her initial election to the Board of Directors. Each of the 3,000 share options has a 10-year term and vests in three equal installments on each of the first, second and third anniversaries of the grant date.

On August 25, 2005, the Company increased the annual fees paid to each director who was not otherwise employed by the Company to $32,000, increased the retainer paid to the Chair of the Audit Committee to $10,000, and increased the retainer paid to the Chair of each other committee of the Board of Directors to $5,000.

Also on August 25, 2005, the Board of Directors adopted an Amended and Restated 1996 Directors’ Stock Incentive Plan which, subject to shareholder approval at the annual meeting, will increase the annual option grant to non-employee directors to 1,500 and also provides for annual grants to non-employee directors of 500 shares of Class A Common Stock. Such stock grants would be made on the first business day of each calendar year to Non-Employee Directors serving at that time. See “Proposal 2” below.

Each director who is not an employee of the Company or one or its subsidiaries (a “Non-Employee Director”) is eligible to participate in the Company’s Amended and Restated Director Deferred Compensation Plan, under which the Non-Employee Director may elect to defer all or part of his or her Board of Director fees and annual stock grants until the earlier of a specific date identified by the Non-Employee Director or the termination of his or her services as a member of the Board for any reason. The amount of any cash compensation deferred by a Non-Employee Director is converted into a number of stock units, determined based upon the “Average Market Value” (the average of the closing prices of the Company’s Class A Common Stock on the Nasdaq National Market during the ten business days preceding the relevant valuation date), and is credited to a deferred compensation account maintained in his or her name. Deferred stock grants are converted on a share-for-share basis on the date of deferral and also credited to the Non-Employee Director’s account. The account will be credited with additional stock units, also based on the Average Market Value, upon payment date for any dividends declared on the Company’s Class A Common Stock. At the end of the deferral period, the amounts accumulated in the deferred compensation account will be distributed in the form of Class A Common Stock equal to the number of whole stock units in the account and cash in lieu of any fractional shares (based on the Average Market Value as of the distribution date).

P R O P O S A L  N U M B E R  2:

Stock Performance Graph
The Securities and Exchange Commission requires that the Company include in this proxy statement a line-graph presentation comparing the cumulative, five-year return to the Company’s shareholders (based on appreciation of the market price of the Company’s Common Stock) on an indexed basis with (1) a broad equity market index and (2) either an appropriate published industry or line-of-business index, or a peer group index constructed by the Company. The following graph summarizes the cumulative five-year return on $100 invested in (1) the Company’s Common Stock, (2) the Standard and Poor’s (“S&P”) 500 Stock Index, and (3) a nationally recognized group of companies in the uniform services industry (the “Peer Index”). The companies included in the Peer Index are Angelica Corporation, Cintas Corporation, G&K Services, Inc., UniFirst Corporation and Aramark Corporation.

The graph illustrates the cumulative values at the end of each succeeding fiscal quarter resulting from the change in the stock price, assuming dividend reinvestment.

*	$100 invested on 7/01/00 in stock or on 6/30/00 in index-including reinvestment of dividends. Index calculated on month-end basis.

Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.
All rights reserved. www.researchdatagroup.com/S&P.htm

Adoption of Amended and Restated
1996 Directors’ Stock Incentive Plan

The Company maintains a 1996 Director Stock Option Plan (the “1996 Plan”) under which there are 100,000 shares of Class A Common Stock available for issuance, as adjusted for stock splits. The Board of Directors believes that the grant of stock incentives is a desirable and useful means to strengthen further the non-employee directors’ linkage with shareholder interests. Subject to the approval of the shareholders, on August 25, 2005, the Board of Directors adopted an Amended and Restated 1996 Directors’ Stock Incentive Plan (the “Amended and Restated 1996 Plan”) which amends the existing 1996 Plan to increase the number of annual non-qualified stock options to be granted to non-employee directors from 1,000 to 1,500 and also provides for annual grants of 500 shares of Class A Common Stock to such non-employee directors. These stock grants would be made on the first business day of each calendar year to Non-Employee Directors serving at that time. The brief summary of the existing 1996 Plan which follows is qualified in its entirety by reference to the complete text, a copy of which is filed as Exhibit 10(c) to the Company’s Annual report of Form 10-K for the fiscal year ended July 3, 2004.

Description of the Existing 1996 Plan
The existing 1996 Plan provides that each director who is not an employee of the Company or one or its subsidiaries (a “Non-Employee Director”) shall automatically receive, as of the date of each annual meeting of shareholders, a non-qualified option to purchase 1,000 shares of the Company’s Class A Common Stock. Each such option will have a ten-year term and will generally become exercisable on the first anniversary of the grant date at an option exercise price equal to the “Average Market Value” of the Class A Common Stock on the date the option is granted. Average Market Value under the 1996 Plan is defined as the average of the closing prices of the Class A Common Stock, as reported on the Nasdaq National Market, during the ten business days preceding the date on which the option is granted. In addition to an annual 1,000 stock option grant, each Non-Employee Director is granted a one-time non-qualified stock option to purchase 3,000 shares of Class A Common Stock upon his or her initial election or appointment to the Board. The 3,000 share stock options have ten-year terms and are generally exercisable in three equal annual installments at an option exercise price equal to the Average Market Value. The options are not transferable except by will or the laws of descent and distribution and may be exercised during the option holder’s lifetime only by him or her.

The number of shares of Class A Common Stock which may be issued under the 1996 Plan, regardless of whether the Amended and Restated 1996 Plan is approved by the shareholders, may not exceed 100,000 shares, subject to adjustment in the event of a merger, recapitalization or other corporate restructuring. This represents approximately 0.47% of the outstanding shares of the Company’s Class A and Class B Common Stock on the Record Date. As of the Record Date, there were outstanding options for 58,000 shares under the 1996 Plan. Accordingly, as of the Record Date, the remaining number of shares which may be issued under the 1996 Plan, regardless of whether the Amended and Restated 1996 Plan is approved by the shareholders, is approximately 0.27% of the outstanding Class A and Class B Common Stock. The number and the terms of outstanding options are subject to automatic adjustment in the event of reorganization, merger, consolidation, recapitalization, stock splits, combination or exchange of shares, stock dividends or other similar events. The 1996 Plan has a ten-year term and is administered by the Board of Directors.

The Company receives no consideration upon the grant of options under the 1996 Plan. The exercise price of an option must be paid in full upon exercise. Payment may be made in cash, check or, in whole or in part, in Common Stock of the Company already owned by the person exercising the option, valued at fair market value.

Additionally, unless otherwise determined by the Board of Directors and a majority of the Continuing Directors (as defined below), all outstanding options under the 1996 Plan will become exercisable immediately in the event: (i) any person or group of persons becomes the beneficial owner of 30% or more of any equity security of the Company entitled to vote for the election of directors; (ii) a majority of the members of the Board of Directors is replaced within a period of less than two years by directors not nominated and approved by the Board of Directors; or (iii) the stockholders of the Company approve an agreement to merge or consolidate with or into another corporation or an agreement to sell or otherwise dispose of all or substantially all of the Company’s assets (including a plan of liquidation). For purposes of the 1996 Plan, beneficial ownership by a person or group of persons will be determined in accordance with Regulation 13D (or any similar successor regulation) promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. As used in the 1996 Plan, the term “Continuing Directors” means directors (i) who were in office prior to the time any of provisions (i), (ii) or (iii) occurred or any person publicly announced an intention to acquire 20% or more of any equity security of the Company, (ii) directors in office for a period of more than two years, and (iii) directors nominated and approved by the Continuing Directors.

Under current law, the federal income tax consequences to Non-Employee Directors and the Company under the 1996 Plan should generally be as follows: A director to whom a non-qualified stock option is granted will recognize ordinary compensation income equal to the difference, if any, between the exercise price paid and the fair market value of the Common Stock, as of the date of option exercise, of the shares the director receives. The tax basis of such shares to the director will equal the exercise price paid plus the amount includable in the director’s gross income as compensation, and the director’s holding period for such shares will commence on the day on which the director recognizes taxable income in respect of such shares. Subject to applicable provisions of the Internal Revenue Code of 1986, as amended, and regulations thereunder, the Company will generally be entitled to a federal income tax deduction in respect of non-qualified stock options in an amount equal to the ordinary compensation income recognized by the director as described above.

The discussion set forth above does not purport to be complete analysis of the potential tax consequences relevant to recipients of options or to the Company or to describe tax consequences based on particular circumstances. It is based on federal income tax and interpretational authorities as of the date of this Proxy Statement, which are subject to change at any time. See “Important Disclaimer Regarding Tax Advice Under Treasury Circular 230” below.

Proposed Amended and Restated 1996 Plan
If approved by the Company’s shareholders, the proposed Amended and Restated 1996 Plan will increase the number of annual non-qualified stock options to be granted to Non-Employee Directors from 1,000 to 1,500 and will also provide for annual grants of 500 shares of Class A Common Stock to such Non-Employee Directors without payment therefor. Such stock grants will be made on the first business day of each calendar year to Non-Employee Directors serving at that time. In addition, the Amended and Restated 1996 Plan will permit Non-Employee Directors to defer receipt of the annual stock grant pursuant to the Company’s Amended and Restated Director Deferred Compensation Plan.

Unless deferred, a Non-Employee Director who receives a stock grant under the Amended and Restated 1996 Plan will realize ordinary income in the year of the grant in an amount equal to the fair market value of the shares of Class A Common Stock covered by the grant on the date it is made, and the Company will be entitled to a deduction equal to the amount the employee is required to treat as ordinary income.

Important Disclaimer Regarding Tax Advice Under Treasury Circular 230 : The tax discussion set forth in this proxy statement is intended only as a general guide to the possible tax consequences of incentive issued under the 1996 Plan. Such tax discussion set forth is not intended or written to be used, and cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer. Each recipient of incentives under the 1996 Plan (or the Amended and Restated 1996 should it be approved by the shareholders) should seek tax advice based on such recipient’s particular circumstances from an independent tax advisor.

Equity Compensation Plan Information
The following table sets forth certain information as of July 2, 2005 with respect to equity compensation plans under which securities are authorized for issuance:

Plan category

	Number of Securities to be Issued Upon Exercise of Outstanding Options (A)	Weighted-Average Exercise Price of Outstanding Options (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))

Equity compensation plans approved by security holders:
Employee Plans (1)	1,161,547	$ 34.23	1,343,366
1996 Directors’ Stock Option Plan	55,000	33.81	37,000

Total	1,216,547	$ 34.21	1,380,366

Equity compensation plans not approved by stockholders:
None

Total	1,216,547	$ 34.21	1,380,366

(1)	Includes our 1989 Stock Option and Compensation Plan and 1998 Stock Option and Compensation Plan.

P R O P O S A L  N U M B E R  3:

To Ratify the Appointment of Independent Auditors

Our Board of Directors and management are committed to the quality, integrity and transparency of the financial reports. Independent auditors play an important part in our system of financial control. In accordance with the duties set forth in its written charter (a copy of which is attached as Appendix A to the proxy statement for the Company’s 2003 annual shareholders’ meeting), the Audit Committee of our Board of Directors has appointed Ernst & Young LLP as our independent auditors for the 2006 fiscal year. A representative of Ernst & Young LLP will attend this year’s annual meeting and will be available to respond to appropriate questions from shareholders, and also will have the opportunity to make a statement if he or she desires to do so.

If the shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee may reconsider its selection, but is not required to do so. Notwithstanding the proposed ratification of the appointment of Ernst & Young LLP by the shareholders, the Audit Committee, in its discretion, may direct the appointment of new independent auditors at any time during the year without notice to, or the consent of, the shareholders, if the Audit Committee determines that such a change would be in the Company’s best interests and the best interests of its shareholders.

Fees Billed to Company by Auditors:
Set forth below are the fees billed by Ernst & Young LLP for the fiscal years ended July 2, 2005 and July 3, 2004:

	Fiscal Year Ended July 2, 2005		Fiscal Year Ended July 3, 2004

Audit Fees(1)	$595,000		$179,500
Audit Related Fees(2)	70,251		107,956
Tax Fees	306,441	(3)	387,707	(4)
All Other Fees	–		–

Total	$971,692		$675,163

(1)

Represents amounts related to the audit of the Company’s annual consolidated financial statements and the review of the Company’s consolidated financial statements included in the Company’s quarterly reports on Form 10-Q. For fiscal 2005, this amount also includes fees for an internal control review pursuant to §404 of the Sarbanes Oxley Act of 2002.

(2)	Represents amounts reasonably related to the performance of the audit or review of the Company’s consolidated financial statements which are not reported under the Audit Fees category.
(3)	Represents $276,441 related to tax compliance, $30,000 related to tax planning services and $0 related to tax consulting.

(4)	Represents $263,149 related to tax compliance, $124,558 related to tax planning services and $0 related to tax consulting.

The Audit Committee of the Board of Directors has reviewed the services described in footnotes (2) and (3) above provided by Ernst & Young LLP as well as the amounts billed for such services, and after consideration has determined that the receipt of these fees by Ernst & Young LLP is compatible with the provision of independent audit services. The Audit Committee has discussed these services and fees with Ernst & Young LLP and Company management to determine that they are appropriate under the rules and regulations concerning auditor independence promulgated by the U.S. Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as under guidelines of the American Institute of Certified Public Accountants.

Pre-Approval Policy
All services performed by Ernst & Young LLP have been pre-approved in accordance with the Audit Committee charter. The charter provides that all audit and non-audit accounting services that are permitted to be performed by the Company’s independent accountant under applicable rules and regulations must be pre-approved by the Audit Committee or by designated independent members of the Audit Committee, other than with respect to de minimus exceptions permitted under Section 202 of the Sarbanes-Oxley Act of 2002.

Prior to or as soon as practicable following the beginning of each fiscal year, a description of audit, audit-related, tax, and other services expected to be performed by the independent auditor in the following fiscal year is presented to the Audit Committee for approval. Following such approval, any requests for audit, audit-related, tax, and other services not presented and pre-approved must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, may be delegated to one or more members of the Audit Committee who are independent directors. In the event such authority is so delegated, the full Audit Committee must be updated at the next regularly scheduled meeting with respect to any services that were granted specific pre-approval by delegation. During the fiscal year 2005 the Audit Committee has functioned in conformance with these procedures.

O T H E R  M A T T E R S

Board of Directors and Committees

Board of Directors
The Board of Directors held six (6) meetings and no telephonic meetings, during fiscal 2005 and took no actions by written consent. The Company has an Audit Committee, a Compensation Committee and a Corporate Governance Committee of the Board of Directors. No director attended fewer than 75 percent of the aggregate number of meetings of the Board of Directors and the committees of the Board on which such director served during the 2005 fiscal year. On August 25, 2005, the Board of Directors created the position of Presiding Director and elected Mr. M. Lenny Pippin to serve in that capacity. Chosen from among the Board’s independent directors, the Presiding Director’s primary responsibility is to ensure that the Board functions independently of management and that proper communication is maintained among management and the Board’s independent directors.

Corporate Governance Committee
The Company has established a Corporate Governance Committee of the Board of Directors made up of two or more “independent directors” (as defined by applicable rules and regulations of the Securities Exchange Commission, NASDAQ and other relevant regulatory bodies), at least one of whom also serves on the Company’s Compensation Committee. The primary role of the Corporate Governance Committee is to monitor the effectiveness of the Board in carrying out certain responsibilities, and to review annually the performance of the Company’s Chief Executive Officer and the operation of the full Board of Directors (including its Chair and Committees). In addition, the Corporate Governance Committee presents qualified director candidates to the full Board and considers qualified nominees recommended by shareholders.

The Corporate Governance Committee, which presently consists of Chair M. Lenny Pippin and Mr. Paul Baszucki held four (4) meetings during fiscal 2005 and did not take action by written consent. The report of the Governance Committee appears below. The Board of Directors has adopted a written charter for the Corporate Governance Committee, a copy of which is available at the Company’s website at www.gkservices.com.

Audit Committee
The Company has established an Audit Committee of the Board of Directors which assists the Board of Directors in fulfilling certain oversight responsibilities and consists of three or more independent directors. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is available at the Company’s website at www.gkservices.com. As set forth in the charter, the primary responsibilities of the Audit Committee include: (i) serving as an independent and objective party to monitor the Company’s financial reporting process and internal control system; (ii) reviewing and appraising the audit efforts of the Company’s independent auditors and internal audit department; and (iii) providing an open avenue of communication among the independent auditors, financial and senior management, the internal audit department, and the Board of Directors. The charter also requires that the Audit Committee review and pre-approve the performance of all audit, audit-related, tax and non-audit accounting services to be performed by the Company’s independent auditors, other than services falling within the de minimus exceptions permitted under Section 202 of the Sarbannes-Oxley Act of 2002.

The Audit Committee, which presently consists of Chair Alice M. Richter and Messrs. Paul Baszucki, Michael G. Allen and Ernest J. Mrozek, held four (4) in-person meetings during fiscal 2005. In addition, the Audit Committee met and held discussions with financial management and representatives from the independent audit firm prior to the release of earnings information for the Company’s completed fiscal periods and certain other information, and prior to each quarterly report on Form 10-Q and annual report on Form 10-K being filed with the Securities and Exchange Commission.

The Board of Directors has determined that at least one member of the Audit Committee, Ms. Richter, is an “Audit Committee financial expert” as that term is defined in Item 401(h)(2) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. In addition, each member of the Audit Committee (including Ms. Richter) is an “independent director,” as such term is defined in Rule 4200(a)(15) of National Association of Securities Dealers’ listing standards, and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. The Board of Directors has also determined that each of the Audit Committee members is able to read and understand fundamental financial statements and that at least one member of the Audit Committee has past employment experience in finance or accounting.

Compensation Committee
The Company’s Compensation Committee, which presently consists of Chair Wayne M. Fortun and Messrs. John S. Bronson, J. Patrick Doyle, and M. Lenny Pippin, held five (5) meetings during fiscal 2005 and took no action by written consent. All members of the Compensation Committee are independent directors within the meaning of Rule 4200(a)(15) the National Association of Securities Dealers’ listing standards. The Compensation Committee reviews the Company’s remuneration policies and practices and makes recommendations to the Board in connection with all compensation matters affecting the executive officers of the Company. The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available at the Company’s website at www.gkservices.com.

Ability of Shareholders to Communicate with the
Company’s Board of Directors

The Company has established means for shareholders and others to communicate with the Board of Directors. If a shareholder wishes to address a matter regarding the Company’s financial statements, accounting practices or internal controls, the matter should be submitted in writing addressed to the Chair of the Audit Committee in care of the Corporate Secretary at the Company’s headquarters address. If the matter relates to the Company’s governance practices, business ethics or corporate conduct, it should be submitted in writing addressed to the Chair of the Corporate Governance Committee in care of the Corporate Secretary at the Company’s headquarters address. If a shareholder is unsure where to direct a communication, the shareholder may direct it in writing to the Chair of the Board of Directors, or to any one of the independent directors of the Company, in care of the Corporate Secretary at the Company’s headquarters address. All of these shareholder communications will be forwarded by the Corporate Secretary to the addressee.

Report of the Audit Committee

The Audit Committee has reviewed the Company’s audited consolidated financial statements for the last fiscal year, and has discussed them with management and the independent registered public accounting firm.

Specifically, the Audit Committee has discussed with the inde-pendent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors their independence, including a consideration of the compatibility of non-audit services with such independence.

The Audit Committee, based on the review and discussions described above, with management and the Company’s independent registered public accounting firm, has recommended to the Board of Directors, which adopted this recommendation, that the audited consolidated financial statements be included in the Company’s annual report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

As reported:

ALICE M. RICHTER
MICHAEL G. ALLEN
PAUL BASZUCKI
ERNEST J. MROZEK

The Audit Committee Report set forth above will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such reports by reference, and such report will not otherwise be deemed to be soliciting materials or to be filed under such Acts.

Board Compensation Committee Report
on Executive Compensation

Decisions regarding compensation of the Company’s executive officers generally have been made by the Compensation Committee of the Board of Directors. During the fiscal year ended July 2, 2005, the members of the Compensation Committee consisted of Chair Wayne M. Fortun and Messrs. Donald W. Goldfus (until November 11, 2004), M. Lenny Pippin and John S. Bronson.

All decisions by the Compensation Committee relating to the compensation of the Company’s executive officers are reviewed by the full Board. Pursuant to rules designed to enhance disclosure of the Company’s policies toward executive compensation, this report is prepared by the Compensation Committee and addresses the Company’s compensation policies for the fiscal year ended July 2, 2005 as they affected the Company’s executive officers.

The Compensation Committee’s executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company’s annual objectives and long-term goals, reward above-average Company performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. Executive compensation is set at levels that the Compensation Committee believes to be competitive with those offered by employers of comparable size, growth and profitability in the Company’s industry and in general industry, as well.

There are three elements in the Company’s executive compensation program, each of which is based on individual and Company performance: base salary compensation, annual incentive compensation and long-term incentive compensation.

Base salary compensation is based on the potential impact the individual may have on the Company, the skills and experience required by the job, comparisons with comparable companies and the performance and potential of the incumbent in the job.

For fiscal 2005, the Named Executive Officers of the Company, together with other vice presidents and regional vice presidents, were eligible to receive annual incentive compensation. The Compensation Committee established a targeted incentive opportunity for each executive officer expressed as a percentage of base salary. These percentages varied by executive officer, ranging from 35 percent to a high of 70 percent of base salary. The annual incentive program is comprised of two financial performance measures, as well as key initiatives tied to individual performance. For the Company’s Chief Executive Officer, individual performance initiatives were established and measured by the Board of Directors. The Chief Executive Officer directed the establishment and measurement of key initiatives for other executives. The two financial performance measures are earnings per share growth and total revenue growth. For both the earnings per share and total revenue growth performance measures, achievement is based on meeting or exceeding operating plans approved by the Board of Directors of the Company. The Compensation Committee awarded annual incentive compensation to the Named Executive Officers for fiscal 2005 based on achievement against the above-mentioned performance criteria.

Long-term incentive compensation, pursuant to the Company’s 1998 Stock Option and Compensation Plan, of the Chief Executive Officer, as well as other executive officers of the Company, is designed to achieve the executive compensation objectives outlined above as well as to align the long-term interests of management with those of the Company’s shareholders. The Compensation Committee makes recommendations to the Board regarding the granting of restricted stock awards and stock option grants to executives and key personnel. Awards vest and options become exercisable based upon criteria established by the Compensation Committee.

Mr. Richard L. Marcantonio served as Chief Executive Officer of the Company during fiscal 2005. The compensation of Mr. Marcantonio during fiscal 2005 was determined by applying a process and philosophy similar to that of other executive officers.

The annualized base salary of Mr. Marcantonio during fiscal 2005 was $600,000. Mr. Marcantonio was eligible to receive annual targeted incentive compensation equal to 70 percent of base salary for achieving 100% of the established performance objectives, with the opportunity for additional incentive potential for achievements that far exceeded the targeted performance objectives. Mr. Marcantonio received an incentive award of $961,548 for fiscal 2005. On August 31, 2004, Mr. Marcantonio was awarded an option to acquire 14,640 shares of the Company’s common stock at an exercise price of $36.41 (the fair market value of the Common Stock on the grant date) and received a restricted stock grant of 4,880 shares. The option vests in three equal annual installments beginning on the one-year anniversary of the grant and the restrictions applicable to the restricted stock grant lapse in five equal annual installments beginning on the one-year anniversary of the grant.

Pursuant to the terms of Mr. Marcantonio’s employment agreement, the Company made a $400,000 interest-free loan to Mr. Marcantonio on July 26, 2002. The principal amount of this loan is payable in five annual installments of $80,000 beginning on the first anniversary of the date of the loan, except that the Company has agreed to forgive half of each installment so long as Mr. Marcantonio continues to be employed by the Company. The installment payments are further reduced by the amount of any income tax resulting from such forgiveness and the interest-free nature of the loan. During fiscal 2005, the Company forgave $40,000 of this loan and made an additional “gross-up” payment of $17,720 to Mr. Marcantonio to offset the income tax effect of the forgiven portion of the loan. Mr. Marcantonio is current in his installment payments to the Company. In addition, Mr. Marcantonio received a payment of $61,392.98 during fiscal 2005 to cover taxes due on the value of previously granted shares of restricted stock that vested in fiscal 2003, fiscal 2004 and fiscal 2005.

Section 162(m) of the Internal Revenue Code generally limits to $1 million the tax deductibility of compensation paid by a public company to its chief executive and four other most highly compensated executive officers. Certain performance-based compensation is not subject to the limitation. While the Compensation Committee considers the deductibility of compensation arrangements as one factor in executive compen-sation decisions for executives, deductibility is not the sole factor used by the Compensation Committee in ascertaining appropriate levels or modes of compensation.

As reported:

WAYNE M. FORTUN
JOHN S. BRONSON
M. LENNY PIPPIN

Report of the Corporate Governance Committee

Composition
The Corporate Governance Committee of the Board of Directors is comprised of two directors, each of whom meets the definition of “independence” set forth in the NASDAQ’s corporate governance listing standards. The Committee has one member in common with the Compensation Committee. The Chair and members are appointed annually by the Board of Directors at the annual organizational meeting of the Board.

The Chair of the Committee is M. Lenny Pippin, who also serves on the Board’s Compensation Committee, and Mr. Paul Baszucki serves as a member.

Responsibilities
The primary role of the Corporate Governance Committee is to monitor the effectiveness of the Board in carrying out certain responsibilities, and to review annually the performance of the Company’s Chief Executive Officer, and the operation of the full Board of Directors (including its Chair and committees). In addition, the Corporate Governance Committee presents qualified director candidates to the full Board and considers qualified nominees recommended by shareholders.

Specifically, the Corporate Governance Committee is responsible for monitoring the effectiveness of the Board of Directors of the Company in carrying out its responsibilities to:

•	Represent and protect the interests of shareholders.

•	Assure appropriate Board composition.

•	Choose a Chief Executive Officer and regularly assess his / her performance.

•	Assure that succession plans for senior management are developed and implemented.

•	Provide general advice and counsel to management of the Company.

•	Review and approve strategic plans.

•	Have Board meetings that are well organized, focus on strategic issues, encourage open and frank discussion, and provide useful contributions from the Board members.

During 2005, the Committee met formally four (4) times. The Committee Charter, and a complete description of the Committee’s responsibilities, can be accessed electronically in the “Corporate Governance” section at the Investor Relations link found at www.gkservices.com.

New Governance Activities
The Committee spent much of its time this year planning for the Company’s future governance structure, policy and programs. These include: (i) considering drafts of new Corporate Governance Guidelines; (ii) considering drafts of a new Code of Conduct for Board members; (iii) approving amendments to the charters of the Governance Committee, and ratifying charters of the Audit Committee and Compensation Committee; (iv) developing qualification standards for Director; and (v) executing a director selection process.

Director Compensation
During the later part of 2005, the Corporate Governance Committee worked with the Compensation Committee of the Board to begin a review of the Board’s Director Compensation Program. An external independent compensation consultant was retained by the Committees to assist in this effort as well as to provide executive compensation consultation to the Compensation Committee. The Corporate Governance Committee assisted in developing the following Director Compensation Principles:

•	Compensation should represent a moderately important element of the Company’s director value proposition.

•	Compensation levels should generally target the competitive market median for director pay, and the mix of cash and equity compensation should be consistent with market considerations.

•	Compensation levels should be based on the members’ various Board roles: Board member, Committee member, Committee Chair.

•	The compensation program design should ensure that rewards are tied to the successful performance of the Company’s stock.

•	To the extent practical, the Company’s director compensation principles should parallel those governing the Company’s executive compensation.

The Board approved a recommendation concerning the details of the compensation program in the first quarter of fiscal year 2006.

Other Key Actions During the Last Year
Other actions taken by the Committee during the last year include:

•	Revising and approving a draft of the Committee Charter, which was subsequently adopted by the Board of Directors;

•

Preparing and conducting an evaluation of the Board’s performance, reporting the results of the evaluation to the full Board for its discussion and utilizing this feedback to produce an action plan to further enhance the Board’s effectiveness;

•

Preparing and conducting an evaluation of the Committee’s own performance, discussing the results of this evaluation and developing an action plan from these discussions to further enhance the Committee’s performance;

•	Developing, and recommending to the full Board for approval, a realignment of the Board’s committee assignments, and recommending membership of the Board’s committees;

•	Drafting a statement of Board responsibilities in a new draft set of Corporate Governance Guidelines;

•	Developing and implementing a review process for evaluation of the performance of the Company’s chief executive officer;

•	Developing and implementing a process and decision regarding succession to vacant positions on the Board of Directors, and in the role of Chair of the Board of Directors;

•	Considered and recommended the appointment of new Directors to the Board, and appointment to appropriate committees of the Board;

•	Considered and approved and recommended to the Board a resolution regarding the Company’s indemnification of employees and agents; and

•

Arranged for membership for each of the Board Directors in the National Association of Corporate Directors (“NACD”), to promote access to best practices and educational opportunities for Board members.

Key Activities Planned for the Coming Year
Key activities planned to be taken by the Committee for fiscal year 2006 include:

•	Finalizing a plan for the compensation of Board Directors, in collaboration with the Compensation Committee;

•	Finalizing a statement of Board responsibilities in a new set of Corporate Governance Guidelines;

•	Finalizing a Code of Conduct for members of the Board of Directors;

•	Successfully implementing a new corporate governance structure on the Board (Presiding Director);

•	Consideration of a corporate legal compliance program to be implemented by the Company; and

•	Consideration of standards of orientation and continuing education for members of the Board.

Consideration of Director Candidates
The Corporate Governance Committee, together with the Chair of the Board of Directors and other directors, recruits director candidates and presents qualified candidates to the full Board of Directors for consideration. At each annual shareholders’ meeting, the Board of Directors proposes to the shareholders a slate of nominees for election or re-election to the Board. Shareholders may propose Director nominees for consideration by the Corporate Governance Committee by submitting a recommendation in writing to the Chair of the Corporate Governance Committee, in care of the Company’s Secretary at the Company’s headquarters address, at least 120 days prior to the mailing date of the proxy statement for the previous year’s annual shareholders’ meeting.

Qualified director candidates will be considered without regard to race, color, religion, sex, ancestry, national origin or disability. The Corporate Governance Committee will consider each candidate’s general business and industry experience, his or her ability to act on behalf of shareholders, overall Board diversity, potential concerns regarding independence or conflicts of interest and other factors relevant in evaluating Board nominees. If the Corporate Governance Committee approves a candidate for further review following an initial screening, the Committee will establish an interview process for the candidate. Generally, the candidate will meet with at least a majority of the members of the Corporate Governance Committee, along with the Chair of the Board of Directors and the Company’s Chief Executive Officer. Contemporaneously with the interview process, the Corporate Governance Committee will conduct a comprehensive conflicts-of-interest assessment of the candidate. The Committee will consider reports of the interviews and the conflicts-of-interest assessment to determine whether to recommend the candidate to the full Board of Directors. The Committee will also take into consideration the candidate’s personal attributes, including, with-out limitation, personal integrity, loyalty to the Company and concern for its success and welfare, willingness to apply sound and independent business judgment, awareness of a director’s vital part in the Company’s good corporate citizenship and image, time available for meetings and consultation on Company matters, and willingness to assume broad, fiduciary responsibility.

The Committee is committed to continuous improvement in the Company’s corporate governance policies, practices and procedures, using best practices in public corporate environments, and believes that strong corporate governance is a fundamental ingredient to building shareholder value.

As reported:

M. LENNY PIPPIN
PAUL BASZUCKI

Voting Securities and Principal Holders Thereof

The following table sets forth, as of September 13, 2005, the record date for the annual meeting, certain information with regard to the beneficial ownership of our Common Stock and the voting power resulting from the ownership of such stock by (i) all persons known by the Company to be the owner, of record or beneficially, of more than 5% of the Company’s outstanding Common Stock, (ii) each of the Company’s directors and each of the nominees for election to the Company’s Board of Directors, (iii) each Named Executive Officer, and (iv) all Named Executive Officers and directors as a group, without regard to whether such persons are also reporting persons for purposes of Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless otherwise indicated, the address of each of the following persons is 5995 Opus Parkway, Minnetonka, Minnesota 55343.

	Class A Common Stock(2)			Class B Common Stock

Name of Beneficial Owner (1)	Number of Shares		Percent of Class	Number of Shares	Percent of Class	Percent of Voting Power (3)

Richard M. Fink	309,208	(4)	1.55%	825,538	64.71%	26.22%
Richard L. Marcantonio	154,906	(5)	*	–	–	*
Jeffrey L. Wright	47,821	(6)	*	–	–	*
Robert G. Wood	31,370	(7)	*	–	–	*
David F. Fisher	3,036	(8)	*	–	–	*
Jeffrey R. Kiesel	1,000	(9)	*	–	–	*
Michael G. Allen	7,000	(10)	*	–	–	*
Paul Baszucki	12,000	(11)	*	–	–	*
John S. Bronson	2,000	(12)	*	–	–	*
J. Patrick Doyle	0		*	–	–	*
Wayne M. Fortun	16,235	(13)	*	–	–	*
Ernest J. Mrozek	0		*	–	–	*
M. Lenny Pippin	6,000	(14)	*	–	–	*
Alice M. Richter	3,500	(15)	*	–	–	*
All named executive officers and directors as a group (12 persons)	594,076	(16)	2.95%	825,538	64.71%	26.92%

*	Less than 1%.

(1)	Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares shown opposite the name of such person or group.

(2)

Does not include shares of Class A Common Stock which may be acquired by holders of Class B Common Stock upon conversion of their shares of Class B Common Stock, at any time, on the basis of one share of Class A Common Stock for each share of Class B Common Stock converted.

(3)

Holders of Class B Common Stock are entitled to ten votes for each share on all matters submitted to a vote of shareholders. Holders of Class A Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders. Mr. Fink has previously announced that he will retire as Chair of the Board upon completion of the annual meeting and intends to retire as an employee of the Company effective December 31, 2005. Upon his retirement as an employee of the Company, all Class B Common Stock, including the shares held by Mr. Fink, will convert into Class A Common Stock. Upon such conversion, the Company’s voting securities will consist solely of Class A Common Stock that will entitle the holders thereof to one vote per share on all matters submitted to a vote of shareholders. Following such conversion, and assuming no other changes to Mr. Fink’s beneficial ownership or the capitalization of the Company, Mr. Fink will beneficially own 5.36% of the voting power of the Company.

(4)

Includes 49,524 shares subject to stock options that are exercisable within the next 60 days, 78,226 shares held by a trust for the benefit of one of Mr. Fink’s children of which Mr. Fink serves as co-trustee, 16,156 shares owned by a private foundation with respect to which Mr. Fink shares voting power and 7,700 shares held by Mr. Fink’s spouse.

(5)	Includes 123,026 shares subject to stock options that are exercisable within the next 60 days.

(6)	Includes 30,133 shares subject to stock options that are exercisable within the next 60 days.

(7)	Includes 13,404 shares subject to stock options that are exercisable within the next 60 days.

(8)	Includes 1,666 shares subject to stock options that are exercisable within the next 60 days.

(9)

Represents Mr. Kiesel’s beneficial ownership as of April 17, 2005, the effective termination date of his employment with the Company. Excludes 5,000 shares subject to stock options that were exercisable as of April 17, 2005 and were exercised by Mr. Kiesel on June 13, 2005.

(10)	Includes 6,000 shares subject to stock options that are exercisable within the next 60 days.

(11)	Includes 11,000 shares subject to stock options that are exercisable within the next 60 days.

(12)	Includes 2,000 shares subject to stock options that are exercisable within the next 60 days.

(13)	Includes 11,000 shares subject to stock options that are exercisable within the next 60 days.

(14)	Includes 6,000 shares subject to stock options that are exercisable within the next 60 days.

(15)	Includes 3,000 shares subject to stock options that are exercisable within the next 60 days.

(16)	Includes 256,753 shares subject to stock options that are exercisable within the next 60 days.

The foregoing footnotes are provided for informational purposes only and each person disclaims beneficial ownership of shares owned by any member of his or her family, or held in trust for any other person, including family members, or held by a family limited partnership or foundation.

On June 14, 1985, Richard M. Fink, Chair of the Board of Directors of the Company and certain other persons who are no longer holders of Class B Common Stock entered into a Stockholder Agreement with the Company. This Stockholder Agreement presently covers 1,208,256 shares of Class B Common Stock, representing approximately 94.7% of the outstanding shares of the Class B Common Stock. The Stockholder Agreement provides for restrictions on the transferability of the Class B Common Stock, in addition to certain restrictions contained in the Company’s Restated Articles of Incorporation. The shares of Class B Common Stock were acquired pursuant to an exchange offer made by the Company in May 1985. The shares of Class B Common Stock owned by Mr. Fink represent substantial voting control of the Company.

Mr. Fink has previously announced that he will retire as Chair of the Board upon completion of the annual meeting and intends to retire as an employee of the Company effective December 31, 2005. Upon his retirement as an employee of the Company, all Class B Common Stock, including the shares held by Mr. Fink, will convert into Class A Common Stock. Upon such conversion, the Company’s voting securities will consist solely of Class A Common Stock that will entitle the holders thereof to one vote per share on all matters submitted to a vote of shareholders.

Certain Transactions
The Company and Norstan, Inc., a corporation of which Mr. Paul Baszucki served as Chair of the Board of Directors prior to its sale to Black Box, Inc. in January 2005, were parties to service agreements for certain services rendered by Norstan, Inc. in the ordinary course of its business. In fiscal 2005, the Company paid an aggregate of $73,517 to Norstan, Inc. in exchange for technology-related consulting and other professional services pursuant to this agreement. The Company is a party to certain agreements with WSI Industries, a corporation of which Mr. Baszucki serves as a member of the board of directors. Under service agreements, WSI paid to the Company $18,677 during fiscal 2005 in exchange for goods and services.

The Company is a party to an agreement with Hutchinson Technology Inc., a corporation of which Mr. Wayne M. Fortun serves as President and Chief Executive Officer. Under this agreement, Hutchinson Technology paid the Company $522,895 during fiscal 2005 in exchange for goods and services.

The Company is a party to agreements with The Schwan Food Company, a corporation of which Mr. M. Lenny Pippin serves as President and Chief Executive Officer. Under a service agreement, Schwan’s paid the Company $5,660 during fiscal 2005 in exchange for goods and services. Under vendor agreements, the Company paid Schwan’s $969 in exchange for goods and services.

The Company is a party to agreements with The ServiceMaster Company, a corporation of which Mr. Ernest J. Mrozek serves as President and Chief Financial Officer. Under a service agreement, ServiceMaster paid the Company $8,512 during fiscal 2005 in exchange for goods and services. Under vendor agreements, the Company paid Schwan’s $3,808 in exchange for goods and services.

The Company is a party to several store-based service agreements with Domino’s Pizza, Inc., a corporation of which Mr. J. Patrick Doyle serves as Executive Vice President of U.S. Store Operations. The Company is also a party to agreements with certain of Domino’s independent franchisees. Under these agreements, Domino’s or its independent franchisees paid the Company an aggregate of approximately $70,000 during fiscal 2005 in exchange for goods and services.

The value of each transaction noted above represents less than one percent of the total annual revenues of each entity. In the opinion of the Company’s Board of Directors, the Company’s relationships and arrangements with, Domino’s Pizza Inc., Hutchinson Technology, Norstan and The Schwan Food Company do not interfere with the exercise of the independent judgment of Messrs. Doyle, Fortun, Baszucki and Pippin in carrying out their respective responsibilities as a director. In making this determination, the Board of Directors has considered the monetary value of each of these agreements, the nature and extent of the goods and services involved, and the fact that each were entered into at arms length and in the ordinary course of business.

On June 25, 2002, the Company entered into an Executive Employment Agreement with Richard L. Marcantonio that became effective on July 15, 2002 and under which Mr. Marcantonio currently serves as the Company’s President and Chief Executive Officer. Pursuant to this agreement, the Company agreed to extend a $400,000 interest-free loan to Mr. Marcantonio to help offset certain expenses related to the transition from Mr. Marcantonio’s former employment. As contemplated by the Executive Employment Agreement, the Company entered into a loan transaction with Mr. Marcantonio on July 26, 2002. Under the terms of the loan, the principal amount is payable in five annual installments of $80,000 beginning on the first anniversary of the date of the loan, except that the Company shall forgive $40,000 of each installment so long as Mr. Marcantonio continues to be employed by the Company. The installment payments will further be reduced by the amount of any income tax imposed resulting from the above-referenced forgiveness or the interest-free nature of the loan. Mr. Marcantonio has pledged certain securities to the Company to secure his repayment obligations. Respective installments of $80,000 became due and payable on each of July 26, 2003, July 26, 2004 and July 26, 2005, and $40,000 of each installment was forgiven by the Company. Mr. Marcantonio is current in all repayment obligations that have come due under this loan. Mr. Marcantonio also benefited from additional $17,720 “gross-up” payments made by the Company to offset the income tax effect of the forgiven portions of each loan installment. To date, the outstanding principal balance of the loan is $160,000.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq National Market. Officers, directors and greater-than-ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Richard L. Marcantonio reported an August 31, 2004 grant of restricted stock on a Form 4 filed on September 23, 3004; Robert G. Wood reported an August 31, 2004 stock option grant on a Form 4 filed on September 16, 2004; and Jeffrey L. Wright reported an August 31, 2004 grant of restricted stock on a Form 4 filed on September 14, 2004. Except as set forth above, based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended July 2, 2005, its officers, directors and greater-than-ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements.

Proposals of Shareholders for the 2006 Annual Meeting
Any shareholder who desires to submit a proposal for action by the shareholders at the next annual shareholders’ meeting, which is the 2006 annual meeting following the Company’s 2006 fiscal year, must submit that proposal in writing to the Corporate Secretary of the Company at the Company’s corporate headquarters by June 2, 2006 to have the proposal included in our proxy statement for that meeting. Due to the complexity of the respective rights of the shareholders and the Company in this area, any shareholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. The Company suggests that any such proposal be submitted to the Company by certified mail, return receipt requested.

Discretionary Proxy Voting Authority /
Untimely Shareholder Proposals
Rule 14a-4 promulgated under the Securities and Exchange Act of 1934 governs the Company’s use of its discretionary proxy voting authority with respect to a shareholder proposal that the shareholder has not sought to include in the Company’s proxy statement. The Rule provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year’s proxy statement, management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter.

With respect to the Company’s next annual shareholders’ meeting, the 2006 annual meeting following the Company’s 2006 fiscal year, if the Company is not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in the Company’s proxy statement, by August 16, 2006, the management proxies will be allowed to use their discretionary authority as outlined above.

Solicitation

The Company will bear the cost of preparing, assembling and mailing the proxy, proxy statement, annual report and other material which may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition officers and regular employees of the Company may solicit proxies personally, by telephone, by special letter, or via the Internet.

The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors G&K Services, Inc.

David F. Fisher Vice President, General Counsel and Corporate Secretary

G&K SERVICES, INC.
AMENDED AND RESTATED
1996 DIRECTORS’ STOCK INCENTIVE PLAN

          THIS AMENDED AND RESTATED 1996 DIRECTORS’ STOCK INCENTIVE PLAN, dated as of August 25, 2005, amends in part and restates the 1996 Director Stock Option Plan of G&K Services, Inc. (the “Company”) in its entirety (such plan, as so amended and restated, is referred to herein as the “Plan”).

INTRODUCTION AND CERTAIN DEFINITIONS

          A.         Existing Plan and Amendments.  The Plan was adopted by the Company pursuant to resolutions of the Board of Directors (the “Board”) on August 29, 1996, and approved by the Company’s shareholders on October 31, 1996.  An amendment to the Plan increasing the number of Shares available for issuance thereunder from 50,000 to 100,000 was adopted by the Company pursuant to resolutions of the Board of Directors on August 30, 2001, and approved by the Company’s shareholders at a meeting of the shareholders held on November 8, 2001; and an amendment to the Plan revising the definition of Average Market Value was adopted by the Company pursuant to resolutions of the Board of Directors on March 10, 2004.

          B.         Director Deferred Compensation Plan.  Contemporaneously with the Board’s adoption of this amended and restated Plan, the Board has also adopted the Company’s Amended and Restated 2006 Director Deferred Compensation Plan (the “Director Deferred Compensation Plan”), to be effective for compensation to be earned by members of the Board after 2005.

          C.         Amended and Restated Plan.  The Company’s Board of Directors has determined that it is in the best interest of the Company to provide for (1) annual grants of additional options to purchase shares of Class A common stock of the Company having a par value of $0.50 per share (“Common Stock”) under this Plan, and (2) annual grants of Stock Awards (as described in Sections 4 and 6 below) that may be deferred by the eligible directors as Stock Units under the Director Deferred Compensation Plan and ultimately be distributed in the form of Common Stock.  The Board desires to further amend and restate the Plan for those purposes; and has authorized the Company to amend and restate the Plan as set forth herein.

          NOW, THEREFORE, the Plan is amended in part and restated in its entirety as follows, such amendment and restatement to be effective as set forth in Section 13 below:

          1.         Adoption, Term and Purpose of the Plan.  The amendments in this amended and restated Plan were approved by the Board on August 25, 2005, subject to approval by the Company’s stockholders at the Company’s 2005 Annual Meeting of Stockholders, to become effective as follows:

(a) with respect to the grant of additional Options (as defined below), as of the date of such meeting; and

(b) with respect to grants of Stock Awards (as described in Sections 4 and 6 below), as of the first business day of 2006.

          This Plan shall remain in effect until October 31, 2006, but its expiration shall not affect any person’s rights that were granted and have not expired as of that date.  Any rights that were granted under the Plan as in effect before this amendment and restatement, and have not expired, shall remain in effect under this amended and restated Plan.

          The purpose of this Plan is to advance the interests of the Company and its shareholders by encouraging increased share ownership by members of the Board who are not employees of the Company or any of its subsidiaries, in order to promote long-term shareholder value through continuing ownership of the Company’s Common Stock.

          2.         Administration.  The Plan shall be administered by the Board.  The Board shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of agreement embodying grants of nonqualified stock options with respect to Common Stock (“Options”) and the form of notice of grants of Stock Awards (as defined in Section 4 below) (Options and Stock Awards are collectively referred to herein as “Incentives”).  The Board shall, subject to the provisions of the Plan, grant Incentives under the Plan and shall have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.  Any decisions of the Board in the administration of the Plan, as described herein, shall be final and conclusive.  With respect to this Plan, the Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or any other officer of the Company to execute and deliver documents on behalf of the Board.  No member of the Board shall be liable for anything done or omitted to be done by him or her, or by any other member of the Board in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.

          3.         Participation.  Each member of the Board who is not an employee of the Company or any of its subsidiaries (a “Non-Employee Director”) shall be eligible to receive Incentives in accordance with Sections 4, 5 and 6 below.

          4.         Awards under the Plan.

(a) Awards under the Plan shall include only:

(i) Options, which are rights to purchase Class A common stock of the Company having a par value of $0.50 per share (the “Common Stock”), and

            (ii)         “Stock Awards” (as more fully described in Section 6 below), which will consist of the transfer by the Company to a Non-Employee Director of shares of Common Stock, without payment therefor, as additional compensation for services to the Company, unless the Non-Employee Director elects to defer the transfer of some or all of a Stock Award pursuant to Section 8 below.

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Such Options and Stock Awards are subject to the terms, conditions and restrictions specified in Sections 5, 6 and 7 below and, in the case of Stock Awards, Section 8 below (to the extent applicable).

          (b)          The number of shares of Common Stock that may be issued under the Plan shall not exceed 100,000 shares of Common Stock, subject to adjustment as provided in Section 7 below.  If any Option is cancelled, terminates or expires unexercised, in whole or in part, any shares of Common Stock that would otherwise have been issuable pursuant thereto will be available for issuance under new Options.

          (c)          A Non-Employee Director to whom an Option is granted (and any person succeeding to such a Non-Employee Director’s rights pursuant to the Plan) shall have no rights as a shareholder with respect to any shares of Common Stock issuable pursuant to any such Option until the date of the issuance of a stock certificate to him or her for such shares.  Except as provided in Section 7 below, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

          (d)          A Non-Employee Director who has elected to defer the transfer of a Stock Award (and any person succeeding to such a Non-Employee Director’s rights pursuant to the Director Deferred Compensation Plan) pursuant to Section 8 below, shall have no rights as a shareholder with respect to any shares of Common Stock issuable pursuant to any such deferred Stock Award until the date of the issuance of a stock certificate to him or her for such shares.  Except as provided in Section 6 below, or in the Director Deferred Compensation Plan with respect to credits in lieu of cash dividends on deferred Stock Awards, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

          5.        Nonqualified Stock Options.  Each Option granted under the Plan shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions:

          (a)         The Option exercise price shall be the Average Market Value (as herein defined) of the Common Stock subject to such Option on the date the Option is granted.  For purposes hereof, “Average Market Value” shall be defined as the average of the closing prices of the Company’s Common Stock, as reported on the Nasdaq National Market, during the ten business days preceding the date on which the Option is granted.

          (b)         Each Non-Employee Director shall receive, as of the date of initial adoption of the Plan by the shareholders in 1996, or upon such Non-Employee Director’s initial election or appointment to the Board, a one-time only Option for 3,000 shares of Common Stock (a “One-Time Option”).  In addition, for each year beginning after 1995, on the date of the annual meeting of shareholders of the Company, each Non-Employee Director shall automatically receive an Option for 1,000 shares (1,500 shares for each year beginning after 2005) of Common Stock (an “Annual Option”), subject to adjustment as set forth in Section 7 below.

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(c) The Option shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable during his or her lifetime only by him or her.

(d) Options shall not be exercisable:

            (i)          before the expiration of one year from the date it is granted and after the expiration of ten years from the date it is granted, and: (A) the One-Time Option may be exercised during such period as follows: one-third (33-1/3%) of the total number of shares covered by the One-Time Option shall become exercisable each year beginning with the first anniversary of the date it is granted, and (B) the Annual Option shall become exercisable in full upon the first anniversary of the date it is granted; provided, however, that a Non-Employee Director who does not stand for re-election to the Board may exercise any otherwise unexercisable Annual Options beginning on the date such director’s successor is elected and qualified, subject to all of the other terms and conditions of such Annual Options.  Notwithstanding anything to the contrary herein, an Option shall automatically become immediately exercisable in full upon the death of a Non-Employee Director;

            (ii)         unless payment in full is made for the shares of Common Stock being acquired thereunder at the time of exercise; and such payment shall be made in United States dollars by cash or check, or in lieu thereof, by tendering to the Company Common Stock owned by the person exercising the Option and having a fair market value (as evidenced by the closing sales price of a share of Common Stock on the Nasdaq National Market or, if the Nasdaq National Market is closed on that date, on the last preceding date on which the Nasdaq National Market was open for trading) equal to the cash exercise price applicable to such Option, or by a combination of United States dollars and Common Stock determined as provided in this subsection (ii); and

            (iii)       unless the person exercising the Option has been at all times during the period beginning with the date of grant of the Option and ending on the date of such exercise, a Non-Employee Director of the Company; except that if such person shall cease to be such a Non-Employee Director for any reason, including death, while holding an Option that has not expired and has not been fully exercised, such person may, at any time within one year of the date he or she ceased to be a Non-Employee Director (but in no event after the Option has expired under the provisions of subsection 5(d)(i) above), exercise the Option with respect to any Common Stock as to which he or she could have exercised on the date he or she ceased to be such a Non-Employee Director.

(e) If, on any date on which Options are automatically granted, the number of shares of Common Stock remaining available under the Plan is insufficient for the grant

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to each Non-Employee Director of Options to purchase the maximum number of shares of Common Stock that would be issuable under such Options, then Options to purchase a proportionate amount of such available number of shares of Common Stock (rounded to the nearest whole share) shall instead be granted to each Non-Employee Director.

          6.          Stock Awards.  Each Non-Employee Director shall automatically receive, as an equity portion of his or her annual retainer for services rendered after 2005, an annual Stock Award consisting of 500 shares of Common Stock, subject to adjustment as set forth in Section 7 below, unless he or she previously elected to defer the transfer of any portion of such Stock Award pursuant to Section 8 below.  Such Stock Awards shall be issued annually, for services to be rendered during each year of a Non-Employee Director’s term that occurs after 2005 and during the remaining term of the Plan, on the first business day in January of such year; provided, however, that the Non-Employee Director remains a Director on that date.

          7.          Dilution and Other Adjustments.  In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by the Company of all or part of its assets, any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, the number or kind of shares that may be issued under the Plan pursuant to subsection 4(b), subsection 5(b) or Section 6 above, including the number or kind of shares subject to, and the per share Option exercise price under, all outstanding Options, and the number of shares comprising the annual Stock Awards, shall be automatically adjusted so that the proportionate interest, if any, of each Non-Employee Director shall be maintained as before the occurrence of such event; such adjustment in outstanding Options shall be made without change in the total Option exercise price applicable to the unexercised portion of such Options and with a corresponding adjustment in the Option exercise price per share, and such adjustment shall be conclusive and binding for all purposes of the Plan.

          8.          Deferral of Annual Stock Awards.  Prior to the calendar year in which any annual Stock Award is earned by a Non-Employee Director, he or she may elect to defer (a “Deferral Election”) the receipt of all or a portion of such annual Stock Award, pursuant to the terms and conditions set forth in the Company’s Director Deferred Compensation Plan, by submitting a written notice of the Deferral Election, in the form prescribed under the Director Deferred Compensation Plan (a “Deferral Notice”), to the Company’s Chief Financial Officer, indicating the percentage of shares of the annual Stock Award to be deferred until a distribution date permitted or required under the Director Deferred Compensation Plan.

          Any Deferral Election shall be made in accordance with procedures set forth in the Director Deferred Compensation Plan or otherwise established by the Company.  Any Deferral Election and the amount of any annual Stock Award deferred thereunder shall be subject to all of the terms and conditions of the Director Deferred Compensation Plan; and shall be distributed in Common Stock at the time and in the manner provided therein.  Any Deferral Election shall be irrevocable, except to the limited extent provided in the  Director Deferred Compensation Plan.

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          9.          Miscellaneous Provisions.

            (a)          Except as expressly provided for in the Plan, no Non-Employee Director or other person shall have any claim or right to be granted an Incentive under the Plan.  Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be retained in the service of the Company.

            (b)          A participant’s rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant’s death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

            (c)          Common Stock shall not be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign securities, securities exchange and other applicable rules, laws and requirements.

            (d)          It shall be a condition to the obligation of the Company to issue Common Stock upon exercise of an Option, that the participant (or any beneficiary or other person entitled to exercise the Option) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes.  If the amount requested is not paid, the Company may refuse to issue such Common Stock.

(e) The expenses of the Plan shall be borne by the Company.

            (f)          By accepting any Incentive or other benefit under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Board.

            (g)          The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding Incentives hereunder or any Common Stock issued pursuant hereto as may be required by section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or any other applicable statute, rule or regulation.

          10.        Amendment or Discontinuance.  The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable; provided, however, that no amendment shall become effective without shareholder approval if such shareholder approval is required by law, rule or regulation.  No amendment of the Plan shall materially and adversely affect any right of any participant with respect to any Incentive theretofore granted without such participant’s written consent.

          11.        Plan Termination.  This Plan shall terminate upon the earlier of the following dates or events to occur:

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(a) upon the adoption of a resolution of the Board terminating the Plan; or

(b) ten years from the date the Plan was initially approved and adopted by the shareholders of the Company.

          No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her consent, under any Incentive theretofore granted under the Plan.

          12.        Immediate Acceleration of Options. Notwithstanding any provision in this Plan to the contrary, all outstanding Options will become exercisable immediately if any of the following events occur unless otherwise determined by the Board of Directors and a majority of the Continuing Directors (as defined below):

(a) any person or group of persons becomes the beneficial owner of 30% or more of any equity security of the Company entitled to vote for the election of directors;

(b) a majority of the members of the Board of Directors of is replaced within the period of less than two years by directors not nominated and approved by the Board of Directors; or

            (c)          the stockholders of the Company approve an agreement to merge or consolidate with or into another corporation or an agreement to sell or otherwise dispose of all or substantially all of the Company’s assets (including a plan of liquidation).

          For purposes of this Section 12, beneficial ownership by a person or group of persons shall be determined in accordance with Regulation 13D (or any similar successor regulation) promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. Beneficial ownership of more than 30% of an equity security may be established by any reasonable method, but shall be presumed conclusively as to any person who files a Schedule 13D report with the Securities and Exchange Commission reporting such ownership.

          For purposes of this Section 12, “Continuing Directors” are directors (i) who were in office prior to the time any event described in subsections 12(a), 12(b) or 12(c) occurred or any person publicly announced an intention to acquire 20% or more of any equity security of the Company, (ii) directors in office for a period of more than two years, and (iii) directors nominated and approved by the Continuing Directors.

          13.        Effective Date of Amendment.  This Amendment and Restatement will become effective on the date that it is approved by the affirmative vote of the holders of a majority of the voting power of the Company’s capital stock entitled to notice of and to vote at the Company’s 2005 Annual Meeting of Stockholders.

[signature page follows]

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          IN WITNESS WHEREOF, the Company has caused this Amended And Restated 1996 Directors’ Stock Incentive Plan to be executed by the undersigned officer, thereunto duly authorized pursuant to the resolutions of the Board.

G&K SERVICES, INC.

By:

Name:	Richard L. Marcantonio
Title:	Chief Executive Officer & President

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

G&K SERVICES, INC 5995 OPUS PARKWAY MINNETONKA, MN 55343

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by G&K Services, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to G&K Services, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	GKSRV1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

G&K SERVICES, INC

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.
Vote on Directors		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.

1.	Proposal to elect three Class I directors for a term of three years.	☐	☐	☐

Nominees:

Michael G. Allen J. Patrick Doyle M. Lenny Pippin

Vote on Proposals		For	Against	Abstain

2.	Proposal to adopt the Amended and Restated 1996 Directors’ Stock Incentive Plan.	☐	☐	☐

3.	Proposal to ratify the appointment of Ernst & Young LLP, Independent Registered Public Accounting Firm, as independent auditors of the Company for fiscal 2006.	☐	☐	☐

4.	Upon such other business as may properly come before the meeting or any adjournment thereof.

(Shareholder must sign exactly as the name appears above. When signed as a corporate officer, executor, administrator, trustee, guardian, etc., please give full title as such. Both joint tenants must sign.)

						Yes	No

		Yes	No	Please indicate if you would like to keep your vote confidential under the current policy		☐	☐
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

G&K SERVICES, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
November 10, 2005

          The undersigned, a shareholder of G&K Services, Inc., hereby appoints Richard L. Marcantonio and David F. Fisher, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the annual shareholders’ meeting of G&K Services, Inc. to be held at the Marquette Hotel, 710 Marquette Avenue, Universe Meeting Room, 50th Floor IDS Building, Minneapolis, Minnesota, 55402, on Thursday, November 10, 2005, at 10:00 a.m. Central Standard Time, and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present.

          The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Annual Meeting of Shareholders.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

          When properly executed, this proxy will be voted on the proposals set forth herein as directed by the shareholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of all nominees for director, FOR adoption of the Amended and Restated 1996 Directors’ Stock Incentive Plan and FOR ratification of the appointment of auditors.

(Continued, and TO BE COMPLETED AND SIGNED, on the reverse side)